Vislink Technologies Appoints Ralph Faison to its Board of Directors

HACKETTSTOWN, NJ, December 26, 2019 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (NASDAQ: VISL) announced today that Ralph Faison has been appointed to its board as a non-executive independent director. Vislink also announced that, with effect from Jan. 1, 2020, Ray Sidney will step down from its board as a non-executive independent director.

“I am pleased to welcome Ralph Faison to our board as a non-executive director,” said Sue Swenson, Chairman of Vislink Technologies. “We look forward to benefiting from his extensive experience with technology companies operating on a worldwide scale, and his record of success in executive leadership positions. His knowledge and guidance will be instrumental as we continue to execute on our business strategies.”

She continued, “I would also like to thank Ray Sidney for the diligence and professionalism he has brought to the board during his tenure as director. We are very grateful for his contributions and wish him well in his endeavors.”

Ralph Faison currently serves as Chairman of Arlo Technologies, Inc., a home automation company that offers a cloud-based platform with a variety of connected devices. He is also on the boards of the following companies: Wilson Electronics, a global designer and manufacturer of cellular signal boosters, antennas and related components; and GiGA IO Networks, a privately held startup providing breakthrough interconnect performance to cluster-based computing.

Mr. Faison previously served as a Director of Amber Road, Inc., a cloud-based global trade management software-as-a-service (SaaS) provider, Director of Netgear Corp., Executive Chairman of Blinq Networks, Chairman, President & Chief Executive Officer of Pulse Electronics Corp., President, Chief Executive Officer and Director at Andrew Corp., President, Chief Executive Officer and Director at Celiant Corp., and Vice President—New Ventures Group at Lucent Technologies, Inc. Prior to joining Lucent, Mr. Faison held various executive positions at AT&T, including Vice President and General Manager of AT&T’s Wireless Business Unit and manufacturing Vice President for its consumer products unit in Bangkok, Thailand.

Mr. Faison received an undergraduate degree from Georgia State University and a graduate degree from Stanford University.

About Vislink Technologies, Inc.

Vislink Technologies is a global leader in the development and distribution of advanced communication solutions. Driven by technical excellence that has led the industry for over 50 years, our innovative products and turnkey solutions provide reliable connectivity in the toughest environments across the global live production, military and government sectors. Our solutions include high-definition communication links that reliably capture, transmit and manage live event footage, as well as secure video systems that support mission-critical applications. Vislink Technologies shares are publicly traded on the NASDAQ exchange under the ticker symbol VISL. For more information, visit www.vislink.com.

Note on Forward-looking Statements

This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability, the fact that our future growth depends in part on further penetrating our addressable market and also growing internationally, and we may not be successful in doing so; our dependence on sales of certain products to generate a significant portion of our revenue; the effect of a decrease in the sales or change in sales mix of these products would harm our business; the risks that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect demand for our products; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2018 and our other subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. The Company disclaims any obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Daniel Carpini
941-953-9035

daniel.carpini@vislink.com